Exhibit 10.20

THE SECURITIES EVIDENCED BY AND UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

Warrant No. C2-01	July 19, 2006

WARRANT TO PURCHASE SERIES C CONVERTIBLE PREFERRED STOCK

OF AUTOGENOMICS, INC.

This warrant (the “Warrant”) certifies that Robert A. Levin (the “Holder”) and the Holder’s registered successors and assigns are entitled, subject to the terms and conditions set forth below, to subscribe for and purchase from AutoGenomics, Inc., a California corporation (the “Company”). Four Thousand Three Hundred Sixty-Four (4,364) shares (the “Warrant Shares”) of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”) at an exercise price of $2.75 per share (the “Exercise Price”). This Warrant is issued pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of July 19, 2006, among the Company, the Holder and certain other parties (the “Purchase Agreement”).

1. Exercise and Expiration.

1.1 Expiration Method of Exercise. This Warrant may be exercised in whole or in part at any time or times prior to Friday, July 19, 2011, at which time this Warrant shall expire (the “Expiration Date”). In the event Holder exercises this Warrant in part, but not in whole, Holder shall be entitled to exercise this Warrant for the lesser of (a) 1,000 Warrant Shares or (b) the maximum number of Warrant Shares then available for exercise. This Warrant shall be exercised by surrender hereof together with delivery of a signed Subscription Agreement in the form attached hereto as Annex I (the “Subscription Agreement”) specifying the number of shares of Series C Preferred Stock to be purchased.

1.2 Payment. Payment of the Exercise Price for the shares of Series C Preferred Stock to be purchased shall be made upon the delivery of certificates evidencing the shares of Series C Preferred Stock to be purchased, and shall be made in cash, or by wire transfer or check. Upon any such purchase, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by the number of shares being purchased, and, if a balance of purchasable securities remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of securities. Such purchase shall be effective immediately prior to the close of business on the date of receipt by the Company of the original Warrant surrendered for cancellation together with delivery of a signed Subscription Agreement and payment of the Exercise Price for the shares being purchased, or, if later, at such other date as may be specified by written request.

1.3 Conditional Net Exercise.

(a) If the Company’s Restated Articles (as such term is defined in Section 5.3 of the Purchase Agreement) are adopted and approved by the shareholders of the Company at the 2006 annual meeting of such shareholders, the provisions of Section 1.3(b) hereof shall, effective as of the filing of the Restated Articles with the Secretary of State of the State of California, be deemed effective. If the Restated Articles are not adopted and approved by the shareholders of the Company, the provisions of Section 1.3(b) shall be deemed stricken from this Warrant and shall be of no force or effect.

(b) This Section 1.3(b) shall not be deemed part of this Warrant, and the provisions hereof shall not be deemed effective, unless and until the Restated Articles are filed with the Secretary of State of the State of California. Effective as of such filing (if any) of the Restated Articles, as an alternative to payment pursuant to Section 1.2 hereof, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time on or prior to the Expiration Date, for the number of Warrant Shares having an aggregate Fair Market Value (determined as set forth in Section 1.4 below) on the date of such exchange equal to the difference between (i) the aggregate Fair Market Value on the date of such exchange of a number of Warrant Shares designated by the Holder and (ii) the aggregate Exercise Price the Holder would have paid to the Company to purchase such designated number of Warrant Shares upon exercise of this Warrant. Upon any such exchange, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of shares, and, if a balance of purchasable securities remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of securities. No payment of any cash or other consideration shall be required. Such exchange shall be effective immediately prior to the close of business on the date of receipt by the Company of the original Warrant surrendered for cancellation, together with a written request from the Holder that the exchange pursuant to this Section be made and delivery of a signed Subscription Agreement, or, if later, at such other date as may be specified in such written request.

1.4 Fair Market Value. Fair market value of the Warrant Shares (“Fair Market Value”) shall be determined as follows:

(a) If the Warrant Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or are listed on the Nasdaq National Market or Small Cap Market, the current Fair Market Value shall be the last reported sales price of the Warrant Shares on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or Nasdaq; or

(b) If the Warrant Shares are not so listed or admitted to unlisted trading privileges or quoted on Nasdaq, the current Fair Market Value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by Nasdaq, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

(c) If the Warrant Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

2. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2.

2.1 Stock Dividends, Splits. If, after the date hereof, the Company shall (i) pay a dividend or make a distribution in shares of capital stock (whether shares of Common Stock or capital stock of any other class), (ii) effect a stock split or subdivide its outstanding Warrant Shares, (iii) effect a reverse stock split or combine its outstanding Warrant Shares into a smaller number of shares, or (iv) effect any other reclassification or recapitalization, the Exercise Price in effect immediately prior thereto shall be adjusted so that upon the subsequent exercise of this Warrant the Holder hereof shall be entitled to receive the number of shares or other units of equity securities of the Company which the Holder hereof would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date for any event requiring such adjustment or shall become effective immediately after the effective date of such event if no record date is set.

2.2. Adjustment of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to Section 2.1, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment; and dividing the product thereof by the Exercise Price resulting from such adjustment.

2.3 Notice. Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price, the number of shares issuable upon exercise of the Warrant and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of this Warrant at the address of such Holder as in the records of the Company.

2.4 No Impairment. Except pursuant to an action properly taken under the Company’s Amended and Restated Articles of Incorporation, the Company will not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

3. Reservation of Warrant Shares. The Company hereby covenants and agrees that it shall at all times reserve and keep authorized and available for issuance, free of any preemptive rights or rights of first refusal, a sufficient number of Warrant Shares for the purpose of issuance upon exercise of this Warrant to permit the exercise of this Warrant in whole.

4. Loss, Etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

5. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

6. Disposition of Warrant or Warrant Shares. The Holder, by acceptance hereof, acknowledges and agrees that this Warrant and the Warrant Shares shall be subject to certain restrictions on disposition and legend requirements set forth in Section 3 of the Purchase Agreement and on the first page of this Warrant.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8. Miscellaneous.

8.1 Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (a) upon personal delivery, (b) one (1) business day after being sent, when sent by professional overnight courier service, or (c) three (3) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

8.2 Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

8.3 Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of California without giving effect to the principles of conflicts of law thereof.

8.4 Amendment. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 8.4 shall be binding upon each holder of any shares purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such shares, and the Company.

8.5 Registration Rights, “Market Stand-Off’ Agreement. The Company acknowledges and agrees that it has granted registration rights to the Holder for Common Stock of the Company issued or issuable upon conversion of the Warrant Shares pursuant to that certain Registration Rights Agreement, dated July 19, 2006 (the “Registration Rights Agreement”), among the Company, the Holder and certain other parties. The Holder acknowledges and agrees that the Holder is subject to the “market stand-off” provision set forth in Section 2.12 of the Registration Rights Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officer as of the      day of July, 2006.

COMPANY:

AUTOGENOMICS, INC., a California corporation

/s/ Fareed Kureshy
Fareed Kureshy, President & CEO

ANNEX I TO WARRANT

SUBSCRIPTION AGREEMENT

The undersigned holder of the Warrant to which this Subscription Agreement is attached as Annex I hereby (i) subscribes for                                          Warrant Shares (as defined in the Warrant) which the undersigned is entitled to purchase pursuant to the terms of such Warrant, and (ii) directs that the certificates evidencing such shares be issued and delivered to                                          Payment of the Exercise Price will be made upon delivery of such certificates.

The undersigned was at the time of acquiring the Warrant was, and is currently, and “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and is acquiring the Warrant Shares for the undersigned’s own account for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof.

Date:

Signature

Type or Print Name

Street Address

City	State	Zip Code

Schedule to Exhibit 10.20

The following preferred stock warrants are substantially identical in all material respects to the representative warrant to which this schedule is attached and which is filed as an exhibit to AutoGenomics, Inc.’s registration statement on Form S-1 (Reg. No. 333-152512) (the “Registration Statement”), except as to the parties thereto, dates of issuance, number of warrant shares and expiration dates set forth below. These other preferred stock warrants are not being filed with the Registration Statement, pursuant to Instruction 2 to Item 601 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Number	Holder	Date of Issuance	Warrant Shares	Expiration Date
C2-02	IRA FBO Kevin A. Doyle, Pershing LLC, Custodian	July 19, 2006	1,818	July 19, 2011
C2-03	IRA FBO Bradley A. Danielson, Pershing LLC, Custodian	July 19, 2006	7,273	July 19, 2011
C2-05	Mitch LaPlante	July 19, 2006	7,273	July 19, 2011
C2-06	The Danielson Family Trust	July 19, 2006	10,909	July 19, 2011
C2-08	AHI/NTI Associates, LLC	July 19, 2006	8,727	July 19, 2011
C2-09	William H. Davidson	July 19, 2006	7,273	July 19, 2011
C2-10	The Anchan Family Trust, Richard J. Anchan, TTEE, Linda S. Anchan, TTEE	July 19, 2006	7,273	July 19, 2011
C2-11	Charles Tobias Switzer	July 19, 2006	7,273	July 19, 2011
C2-14	Bantam Group LLC	July 19, 2006	1,818	July 19, 2011
C2-15	Joseph P. Sullivan	July 19, 2006	3,636	July 19, 2011
C2-16	Dennis D. Curtin and Karen E. Hogan-Curtin	July 19, 2006	2,182	July 19, 2011
C2-17	Bamboo LLC	July 19, 2006	7,273	July 19, 2011
C2-18	Roger Ian MacFarlane	July 19, 2006	72,727	July 19, 2011
C2-19	Warren H. Lortie Trust	July 19, 2006	18,182	July 19, 2011
C2-20	Michael M. Rue, Trustee	July 19, 2006	10,909	July 19, 2011
C2-21	Treagale Group Limited	July 19, 2006	109,091	July 19, 2011
C2-22	A R Properties C/O Dennis A. Repp	August 18, 2006	14,545	July 19, 2011
C2-23	Harold and Hilary McGrath	August 18, 2006	10,909	July 19, 2011
C2-24	Linda Formo Brandes Trust	August 18, 2006	7,273	July 19, 2011
C2-25	The Tolkoff Family Limited Partnership II	July 19, 2006	4,000	July 19, 2011
C2-26	Karen L. Danielson	October 27, 2006	5,091	July 19, 2011

C2-27	Camden C. Danielson	October 27, 2006	2,182	July 19, 2011
C2-28	The Self-Directed Retirement Account of Karen L. Danielson	October 27, 2006	10,181	July 19, 2011
C2-29	The Self-Directed Retirement Account of Camden C. Danielson	October 27, 2006	4,364	July 19, 2011
C2-30	William H. Davidson	December 29, 2006	10,000	December 29, 2011